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                                                            EXHIBIT 10.2


      AGREEMENT, dated as of               , 1997, between Trans World
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Airlines, Inc. ("Company"), and                           ("Executive");
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      WHEREAS, the Company desires to employ and the Executive has accepted a
position as                     ; and
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      WHEREAS, the parties desire to set forth the entirety of their agreements and understandings;

      NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

      1.    Employment.  The Company hereby employs Executive to render the
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services hereinafter described, and Executive hereby accepts such employment and agrees to render such services, upon and subject to the terms and conditions described in this Agreement.

      2.    Term.  Executive's employment commences as of the date of this
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Agreement, and shall continue thereafter for an indefinite period until terminated at any time by Company or Executive with or without cause. Nothing in this Agreement or otherwise shall be construed as entitling Executive to employment for any definite term.

      3.    Duties.
            ------

            (a) Executive shall serve at the pleasure of the Company in such executive positions as Executive shall be assigned from time to time by the Chief Executive Officer and/or the President, and shall perform such executive, advisory and/or administrative and managerial assignments and duties as may be assigned to Executive from time to time by the Chief Executive Officer and/or the President or the Chief Executive Officer and/or the President's designee, all according to the direction and control of the Chief Executive Officer and/or the President. Executive will carry out and perform all such duties and assignments and all directions of any officer to whom Executive directly or indirectly reports. Executive also will comply with and carry out all rules and policies of the Company, and will serve, without additional compensation, as an officer and/or director or any subsidiary, affiliated or related corporation or business, or of any company in which Company may hold any interest.

            (b) The Executive will, on an exclusive basis, devote his full time during normal business hours to the business and affairs of the Company and use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities assigned to Executive in accordance with the terms of this Agreement.

      4.    Compensation and Other Terms of Employment.  During the period in
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which Executive is employed by Company, the Executive shall receive the following:

            (a)   Salary.  The Executive will be paid at an annual rate of
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$           on a regular basis, not less frequently than one time per month,
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on a regular Company pay day.  This



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rate of pay ("Base Salary") is subject to adjustment from time to time, and will be reviewed on a regular basis. All such payments will be subject to withholding for taxes and amounts owed by the Company, if any.


            (b)   Stock Incentive Plan.  The Executive shall be eligible to
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participate in the Company's Key Employee Stock Incentive Plan ("KESIP").
The Executive's grant shall be for            shares, subject in its entirety
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to the terms and conditions set forth in the KESIP Agreement dated as of this date between the Executive and the Company. The Exercise Price shall be the Fair Market Value, as that term is defined in the KESIP, of the Company's Common Stock as of the date of this Agreement. To the extent that there is any inconsistency between the terms and conditions of this Agreement and those of the KESIP, the terms and conditions of this Agreement shall control.

            (c)   Change of Control Agreement.  In the event that the
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Company's Board of Directors authorizes the Company to enter into "change of control" severance agreements with one or more of its officers, the Executive will be offered the opportunity to enter into such an agreement on terms and conditions no less favorable in any material respect than those offered to any other of the Company's officers serving at that time at the same level as the Executive.

            (d)   Passes.  The Executive and eligible family members will be
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entitled to card-type Class xx "term" passes on the Company's routes worldwide during the period of time that the Executive is employed by the Company.

            (e)   Medical, Dental, Insurance and Accident Insurance.  (i) The
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Executive and his eligible dependents will be eligible to participate in the
Company-paid comprehensive Medical and Dental Plan and the Travel Accident Insurance Program offered by the Company, on the same terms and conditions applicable to other officers then serving as the same level as the Executive.
(ii) The Executive will be eligible for coverage under the Company's Group Term Life Insurance Plan under which the Company currently provides Basic Life Insurance of $50,000 at no cost to the Executive. Assuming that the Executive is insurable at standard rates, the Executive will also have the option to purchase Additional Group Life Insurance in an amount up to three times the Executive's Base Salary, less the Basic $50,000 coverage. The monthly cost of this Additional Life Insurance is currently $4.50 per $10,000 and such monthly cost may increase from time-to-time. (iii) The Executive will be eligible to participate in the Company's Voluntary Personal Accident Insurance Plan. The maximum coverage for this plan is currently $150,000 at a monthly cost of $6.60 and such monthly cost may increase from time-to-time.
(iv) The Executive will be covered for Long-Term Disability protection pursuant to plan provisions at standard rates and subject to standard conditions. Nothing herein shall be construed to prevent the Company from amending or altering any such plans or programs set forth herein so long as the Executive continues to have the opportunity to receive in the aggregate benefits at a level no less favorable than those set forth herein.

      5.    Vacation.  The Executive will be eligible for xx weeks vacation
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per annum.


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      6.    Termination of Employment.
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            (a)   Death/Permanent Disability.  This Agreement shall terminate
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automatically upon the Executive's death and/or permanent disability.  All benefits and compensation then accrued hereunder, and under any related plans, shall be paid when due to the Executive's beneficiaries or legal representatives, as appropriate.

            (b)   Termination Without Cause.  The Company shall have the
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right to terminate the Executive's employment without cause at any time and without advance notice.  In such event the Company shall pay to the Executive
 ............... (the "severance payment") plus any earned, unpaid salary, earned unused vacation accrued from the calendar year(s) prior to the calendar year in which the Executive's employment is terminated ("earned unused vacation") and current earned unused vacation for the calendar year in which the Executive's employment is terminated pro rated by month as of the month in which the effective date of the Executive's termination occurs ("current earned unused vacation"). Such payment (other than earned unpaid salary, earned unused vacation and current earned unused vacation which shall be paid in a single lump sum) may be made at the Company's option in a single lump sum or in equal installments payable over up to a twelve month period ("installment period"). Payments made during the installment period shall be made from the active payroll. Any income from full or part time employment or from services performed by the Executive as a consultant, advisor in any similar such capacity during the installment period shall be promptly reported by the Executive to the Company and shall be offset in full against any subsequent payments due during the installment period. If the Executive fails to report such income earned during the installment period, the Company may recover from the Executive the full amount of the severance payment made during the installment period. The Company shall have no further obligation to the Executive under this Agreement and Executive accepts the Company's agreement and obligation to make such payments in full satisfaction of all claims against the Company.

            (c)   Termination For Cause.  The Company shall have the right to
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terminate the Executive's employment at any time and without advance notice for Cause. For the purposes of this Agreement, "Cause" shall mean that (i) the Executive is convicted of or engages in conduct which constitutes a felony, or a misdemeanor involving moral turpitude; or (ii) the Executive is found by the Company's Board of Directors to have willfully engaged in conduct which is demonstrably and materially injurious to the Company; or
(iii) the Executive is found by the Company's Board of Directors to have failed or refused to in any material respect to competently perform his duties and responsibilities (after notice and opportunity to cure if such material failure or refusal can be cured); or (iv) the Executive has breached his duty of loyalty to, or committed any act of fraud, theft or dishonesty against or involving, the Company or any of its affiliated companies; or (v) the Executive has breached any provision of this Agreement. If the Executive's employment is terminated for Cause, the Company shall pay the Executive his earned, unpaid, salary through the date of such termination at the rate in effect at the time of such termination and any earned unused vacation and current earned unused vacation through the effective date of such


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termination.  Upon the making of such payment, the Company shall have no further obligation to the Executive under this Agreement.

            (d)   Termination by the Executive.  If the Executive voluntarily
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terminates his employment, the Executive must give the Company thirty (30)
calendar days advance notice in writing. If the Executive fails to do so, the Executive shall not be entitled to any accrued rights and benefits to which the Executive might be entitled under this or any related agreement including but not limited to the Key Employee Stock Incentive Program Agreement and the Company will have no further obligation to the Executive except for unpaid salary earned by the Executive up to and including the effective date of such termination.

      Upon termination of employment and otherwise upon demand, Executive will turn over to Company all Company property and documents and all computer passwords, and will (after copying the same to 3.5 disks and returning the disks to the Company) delete all Company information from any computer which is not Company property. Upon termination, all benefits and compensation ceases except as described above.

      7.    Termination Obligations.  The Executive agrees that during his
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employment and following his termination under any of the circumstances set forth herein:

            (a) he shall not during his employment or for a period of two years following the effective date of his termination, directly or indirectly solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or affiliated companies or anyone who was so employed at any time within twelve (12) months prior to termination of Executive's employment by the Company to be employed by the Executive or by any entity in which the Executive owns or expects to own any equity interest in excess of five (5) percent of any class of the outstanding securities thereof, or by any entity by which the Executive is employed or for which the Executive serves or expects to serve in any capacity; nor (after his employment ends and during such 2 year period) encourage or induce any Company employee to terminate his or her Company employment. For the purposes of this paragraph, the term "solicit" shall mean any contact by the Executive with or providing information to others who may be expected to contact any employees of the Company or of any of its subsidiaries or affiliated companies regarding their employment status, job satisfaction, interest in seeking employment with the Executive, with any person affiliated with the Executive or by whom the Executive is employed but shall not include print advertising for personnel or responding to any unsolicited request for a personal recommendation for or evaluation of a Company employee or an employee of any of the Company's subsidiaries or affiliated companies

            (b) he shall hold forever hereafter in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliated companies, including but not limited to commercial, operational, marketing, pricing, or financial information including costs, strategies, forecasts or trade secrets, acquisition strategies or candidates or personnel acquisition plans ("confidential information") which shall have been obtained by the Executive during or by reason of his employment by the Company or by any of its subsidiaries or affiliated companies and which shall not be public


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knowledge.  During and after the end of the term of employment, the Executive shall not, without the prior written consent of the Company or unless required to do so by reason of a court order or subpoena (in which case Executive shall give Company prompt notice of any such other subpoena or order, or request therefore, so as to provide Company the maximum opportunity to contest the same), communicate or divulge any such confidential information to anyone other than the Company or those designated by it, except that while employed by the Company in the business of and for the benefit of the Company the Executive may provide confidential information as appropriate to those persons who in the Executive's judgment have a need to know such confidential information.

            (c) he shall not for a period of two years following the effective date of his termination discuss or disclose to the media or Company personnel the circumstances or terms of his termination of employment.

            (d) he shall not publicly disparage or denigrate the Company or any of its officers, directors or practices.

      To the extent that any covenant or agreement contained in this Section 7 shall be determined by a Court to be invalid or unenforceable in any respect or to any extent, the covenant or agreement shall not be rendered void, but instead shall be automatically amended to such lesser scope or to such lesser extent as will grant Company the maximum restriction on Executive's conduct and activities permitted by applicable law in such circumstances.

      8.    No Assignment.  This Agreement is personal to the Executive and
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without the Company's prior written consent it shall not be assignable by the
Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the legal representatives of Executive's estate, and otherwise is freely assignable by Company.

      9.    Assistance.  For a period of three (3) years following
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termination of employment, Executive will, upon reasonable notice, make himself available for consultation with Company counsel, to meet with Company counsel and prepare to testify as a witness or deponent, and to testify as a witness at a trial, deposition or proceeding, concerning any legal matter involving or affecting the Company. The Company will pay for all reasonable and necessary out of pocket travel and telephone costs and expense incurred by Executive in connection with any such activity.

      10.   Miscellaneous.
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            (a)   This Agreement shall be governed by and be construed in
accordance with the internal laws of the State of Missouri, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Neither this Agreement nor any of its terms may be amended, waived, added to or modified other than by written agreement executed by the parties hereto or their respective successors and legal representatives.


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            (b)   All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by regular or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  [Name and address of Executive]






                  If to the Company:

                  Trans World Airlines, Inc.
                  One City Centre
                  515 North 6th Street
                  St. Louis, Missouri  63101
                  Attn:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) This Agreement contains the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect thereto. The terms of any employee manual, handbook, or any policy of the Company, shall not modify, alter, or invalidate any term of this Agreement nor alter Employee's at will status, and in case of any conflict between a term of this Agreement and any such policy, handbook or manual, the terms of this Agreement control, except for benefit plans and Stock option awards described herein (to the extent not otherwise provided in this Agreement).

            (e) Executive represents that or he is not a party to any agreement, or under any legal obligation, which could preclude or in any way impair Executive's performance of Executive's duties for the Company. Executive has not provided, and will not provide, to Company any trade secret of another person whose secrecy he is obligated to maintain.

            (f) Notwithstanding any provision hereof to the contrary, nothing in this Agreement shall be deemed to entitle the Executive to employment beyond the Term hereof.


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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed in its corporate name, and the Executive has hereunto set his hand, all as of the day and year first above written.



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      EXECUTIVE


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TRANS WORLD AIRLINES, INC.

By:

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